INVERSE S&P 500 STRATEGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2008

Face

Market

Unrealized

Amount

Value

Units

Gain

FEDERAL AGENCY DISCOUNT NOTES 69.9%

Equity Index Swap Agreements Sold Short

Federal Home Loan Bank*

Lehman Brothers Finance S. A.

2.00% due 07/01/08

$

50,000,000 $

50,000,000

September 2008 S&P 500

2.25% due 08/15/08

50,000,000

49,859,375

Index Swap, Terminating

Freddie Mac*

09/16/08**

2.42% due 09/22/08

50,000,000

49,721,028

(Notional Market Value

2.74% due 07/28/08

25,000,000

24,948,625

$99,296,702)

77,576 $

5,874,491

2.12% due 07/01/08

21,000,000

________

21,000,000

Goldman Sachs International

June 2008 S&P 500 Index

Total Federal Agency Discount Notes

Swap, Terminating

(Cost $195,529,028)

195,529,028

________

06/30/08**

(Notional Market Value

REPURCHASE AGREEMENTS 21.5%

$128,425,003)

100,332

________

4,137,616

Collateralized by obligations of

the U.S. Treasury or U.S.

(Total Notional Market Value $227,721,705)

$

________

10,012,107

Government Agencies

*

The issuer is a publicly traded company that operates under a

Mizuho Financial Group, Inc.

Congressional charter; its securities are neither issued nor issued 06/30/08 at 1.75% due

guaranteed by the U.S. Government.

07/01/08

41,734,140

41,734,140

**

Total Return based on S&P 500 Index +/- financing at a variable

Lehman Brothers Holdings,

rate.

Inc. issued 06/30/08 at 0.25%

†

All or a portion of this security is pledged as equity swap index collateral at June 30, 2008.

due 07/01/08†

13,729,304

13,729,304

Morgan Stanley issued

06/30/08 at 1.70% due

07/01/08

4,815,478

________

4,815,478

Total Repurchase Agreements

(Cost $60,278,922)

________

60,278,922

Total Investments 91.4%

(Cost $255,807,950)

$

255,807,950

_________

Other Assets in Excess of

Liabilities – 8.6%

$

_________

23,957,612

Net Assets – 100.0%

$

279,765,562

Unrealized

Contracts

Gain

Futures Contracts Sold Short

September 2008 S&P 500 Index

Mini Futures Contracts

(Aggregate Market Value of

Contracts $55,520,513)

867 $

________

2,376,001

1